Exhibit 10.8

NINGXIA XINAO CASHMERE CO., LTD.

Yarns Purchase Contract

		Contract No. :	NXX1A1-221252
Supplier (Party A):	NINGXIA XINAO CASHMERE CO., LTD.	Place of performance:	TONGXIANG, ZHEJIANG PROVINCE, CHINA
Buyer (Party B):	New Brand Cashmere Products Co., Ltd	Signing date:	11/7/2022

Party A and Party B have entered into the following contract on a voluntary, equal, and mutually beneficial basis, in accordance with the laws and regulations of the People’s Republic of China, including the Civil Code, in order to ensure that both parties fulfill their obligations.

1. Ordered Product:

PO: W22-CN32-C743-SPOROT-0708

Product Name	Style	Ingredients	Color Code / Color Name	Quantity (kgs)	Unit Price (RMB / per kg)	Amount (RMB)	Delivery Date:

SPIRIT	2/26NM	100% 90S Burselan Wool	D93-SALBEL Grayish-Green	143.000	252.00	36,036.00
			SP21006S	143.000	252.00	36,036.00
			SP21009S	190.000	252.00	47,880.00
			SP21052M	185.000	252.00	46,620.00
			Sum:	661.000		166,572.00

2. Product quality standards:

(1)	The product quality standard shall be executed according to the first-class standard of the current national industry standard (excluding pilling) or the confirmed sample of both parties.

(2)	If Party B has special requirements, it shall be specified separately.

(3)	The limit of Party A’s responsibility for the quality of the yarn: Party A is only responsible for the quality of the yarn and shall bear the responsibility within the amount of the yarn price.

(4)	If the product is used for clamp products and there is a significant color difference, Party B shall specify this when signing the contract.

3. Validity period of this contract: If Party B orders a large quantity and the delivery time is difficult to determine, both parties agree that the validity period of this contract order shall start from July 11, 2022, to September 1, 2022. The specific delivery time of each transaction shall be determined through separate negotiation.

4. Delivery location and method: Party A shall deliver the goods at its warehouse, and Party A can handle express delivery or transport by car.

5. Transportation method and cost: Party A can handle the transportation and the transportation cost shall be determined through negotiation between both parties. The product shall be delivered to Party B’s warehouse or the location designated by Party B in writing.

6. Reasonable loss and weighing method: The delivery shall be based on the standard weight.

7. Packaging standard: The product shall be packed in paper boxes and shall not be charged separately or recycled.

8. The allowed overrun or shortfall in quantity shall be within 3% of the contracted quantity.

9. Inspection standard and inspection period: Party B shall inspect the product according to the standard specified in Article 2 of this contract. If Party B has any objection to the quantity or appearance of the product, it shall notify Party A in writing within three days of receiving the goods. If Party B has any objection to the intrinsic quality of the product, it shall notify Party A in writing within 20 days of receiving the goods.

10. Payment terms:

(1)	Telegraphic transfer;

(2)	Payment term;

(3)	Party B shall pay the full amount within 15 days after Party A delivers the goods.

11. Liability for breach of contract:

(1) If Party B fails to spin the yarn within three months after the delivery, Party A has the right to sell the yarn and recover the loss from Party B, except for the deposit for the undelivered yarn. If Party A fails to deliver the goods on time, Party A shall bear the corresponding responsibility for the delay.

(2) If either party terminates this contract without authorization, the breaching party shall pay the other party 30% of the contract amount as a penalty.

12. Dispute resolution: Friendly negotiation shall be the first choice for resolving disputes under this contract. If no agreement can be reached, either party may bring a lawsuit to the people’s court for settlement.

13. This contract shall become effective upon signature and seal of both parties. If Party B is required to pay a deposit according to the agreement of both parties, this contract shall become effective from the date when Party A receives the full amount of the deposit from Party B. If Party B fails to pay the full deposit on time, Party A has the right to rearrange the delivery time of the product.

14. Handwritten and altered parts of this contract shall be invalid.

15. Special agreements:

(1)	Party B shall not pay the price in cash to the business operator of Party A, otherwise, it shall be regarded as Party B has not paid.

(2)	The authorized agents or business handlers of Party A do not have the authority to make promises or confirmations regarding product price reductions, compensations for losses incurred by Party B, product quality issues, and other related matters.

The above matters need to be confirmed and handled by the customer service department and technical department designated by Party A.

16. This contract is made in duplicate, with each party holding one copy.

Party A		Party B

Company Name (Stamped):	NINGXIA XINAO CASHMERE CO., LTD.	Company Name (Stamped):	New Brand Cashmere Products Co., Ltd
Tax ID:	[ ]	Tax ID:	[ ]

Address:	China Construction Bank Lingwu Branch, located on the east side of Wulingqing Road, south side of Zhongyin Avenue, Lingwu City, Yinchuan City, Ningxia Hui Autonomous Region.	Address:	207 Room, No.668 Xinzhuan Road, Xinqiao Town, Songjiang District, Shanghai

Legal Representative:	Wang Hua	Legal Representative:	Ko Sek Yan
Attorney-in-fact:		Attorney-in-fact:

Opening Bank:	Industrial and Commercial Bank of China, Lingwu Branch.	Opening Bank:	Bank of China, Shanghai Suzhou River Bay Branch
Account:	[ ]	Account:	[ ]
Postal Code:	[ ]	Postal Code:	[ ]
Contact Number:	[ ]	Contact Number:	[ ]
Fax Number:	[ ]	Fax Number:	[ ]

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